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                                                                   EXHIBIT g(13)





                                            September 22, 1998


Mr. Scott Corrick
State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Dear Mr. Corrick:

         We are writing to inform you about the recent reorganization of AIM Investment Funds, Inc. (the "Company") into a newly organized Delaware business trust, AIM Investment Funds (the "Trust"). In connection with this reorganization, which occurred on September 8, 1998, each series of the Company listed on Schedule A to this letter (each an "Old Fund") transferred all of its assets to the corresponding series listed on Schedule A (each a "New Fund") in exchange solely for shares of beneficial interest in such New Fund and such New Fund's assumption of such Old Fund's liabilities.

         Consistent with the "Effective Period, Termination and Amendment" provision in Section 14 of the Custodian Contract dated April 27, 1988, as amended from time to time (the "contract"), between the Company and State Street Bank and Trust Company, the Company hereby requests that, effective the close of business on September 8, 1998, you act under the terms of the Contract, including the fee schedule relating thereto, as Custodian for each New Fund, which shall be deemed to have succeeded to the corresponding Old Fund's obligations, rights, and duties under the Contract.

         The Company hereby further requests that you agree that, as contemplated by Delaware law, the obligations of the Trust under the Contract shall not be binding upon any of the Trust's trustees, shareholders, nominees, officers, agents, or employees personally, but shall be binding only upon the assets and property of the New Fund or New Funds to which such obligations relate.

         Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Company and retaining one for your records.

                                        Sincerely,

                                        AIM Investment Funds


                                        By: /s/ ROBERT H. GRAHAM
                                           ---------------------------------
                                                Robert H. Graham
                                                President

Acknowledged and Accepted:

State Street Bank and Trust Company


By: /s/ N. GRADY
    ----------------------------------
    Name:  N. Grady
    Title: Vice President
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                                   SCHEDULE A



-------------------------------------------------------------------------------------------------------------
AIM INVESTMENT FUNDS, INC.                             AIM INVESTMENT FUNDS
-------------------------------------------------------------------------------------------------------------

AIM Developing Markets Fund                            AIM Developing Markets Fund
-------------------------------------------------------------------------------------------------------------

AIM Emerging Markets Fund                              AIM Emerging Markets Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Growth & Income Fund                        AIM Global Growth & Income Fund
-------------------------------------------------------------------------------------------------------------

AIM Latin American Growth Fund                         AIM Latin American Growth Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Consumer Products and Services Fund         AIM Global Consumer Products and Services Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Financial Services Fund                     AIM Global Financial Services Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Health Care Fund                            AIM Global Health Care Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Infrastructure Fund                         AIM Global Infrastructure Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Resources Fund                              AIM Global Resources Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Telecommunications Fund                     AIM Global Telecommunications Fund
-------------------------------------------------------------------------------------------------------------

AIM Global Government Income Fund                      AIM Global Government Income Fund
-------------------------------------------------------------------------------------------------------------

AIM Global High Income Fund                            AIM Emerging Markets Debt Fund
-------------------------------------------------------------------------------------------------------------

AIM Strategic Income Fund                              AIM Strategic Income Fund
-------------------------------------------------------------------------------------------------------------